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                                                                     EXHIBIT 3.1

                                     FORM OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             REPUBLIC SERVICES, INC.

         The name of the Corporation (which is hereinafter referred to as the "Corporation") is "Republic Services, Inc."

         The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 20, 1996, under the name "Republic Waste Companies Holding Co."

         This Amended and Restated Certificate of Incorporation (the "Certificate") has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

         The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation is: "Republic Services, Inc."

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.




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                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION 1.        GENERAL.

                  (a) Immediately upon the effectiveness of this Certificate, the total number of shares of stock which the Corporation shall have authority to issue will be 800,000,000, consisting of 750,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be divided into two classes, consisting of Class A Common Stock and Class B Common Stock, which shall be designated by the Board as Class A Common Stock or Class B Common Stock at the time of issuance in accordance with Section 2(b) hereof. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors (the "Board").

                  (b) Immediately upon the effectiveness of this Certificate, each share of unclassified common stock of the Corporation, par value $.01 per share, that is issued and outstanding immediately prior to such effectiveness, shall automatically be changed into and reclassified as [101,046,225] shares of Class B Common Stock.

         SECTION 2.        COMMON STOCK.

                  (a) ISSUANCE AND CONSIDERATION. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

                  (b) DESIGNATION. Of the 750,000,000 authorized shares of Common Stock of the Corporation, 250,000,000 shares are initially designated as shares of Class A Common Stock, 125,000,000 shares are initially designated as shares of Class B Common Stock and 375,000,000 shares are not yet designated. The number of shares designated as Class A Common Stock or Class B Common Stock may be increased or decreased from time to time by a resolution or resolutions adopted by the Board or any duly authorized committee thereof and in accordance with provisions herein below without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock. Except as otherwise set forth below in this Article IV, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects. Every reference in this Certificate to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock with respect to approval or voting, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, are entitled.



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                  (c) CONVERSION PRIOR TO THE DISTRIBUTION. Prior to the
         Distribution (as defined below), shares of Class B Common Stock shall be convertible into shares of Class A Common Stock as follows:

                           (1) OPTIONAL CONVERSION. The Initial Holder (as
                  defined below) of shares of Class B Common Stock shall be entitled, at any time or from time to time, to convert all or any portion of its shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis. In this Certificate, the term "Initial Holder" means Republic Industries, Inc., a Delaware corporation.

                           (2) AUTOMATIC CONVERSION.

                               (i)    Any shares of Class B Common Stock
                                      transferred by the Initial Holder or any of its subsidiaries to any person, other than the Initial Holder or any of its subsidiaries, shall automatically convert into shares of Class A Common Stock on a one-for-one basis, except for the distribution of Class B Common Stock to stockholders of the Initial Holder as part of the Distribution. In this Certificate, the term "Distribution" means the distribution of all shares of Common Stock held by the Initial Holder as a dividend to the stockholders of the Initial Holder on a tax-free basis under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to a private letter ruling from the Internal Revenue Service satisfactory to the Initial Holder (the "Letter Ruling").


                               (ii) All shares of Class B Common Stock shall also automatically convert into shares of Class A Common Stock on a one-for-one basis if the number of outstanding shares of Class B Common Stock falls below 20% of the aggregate number of outstanding shares of Common Stock.

                  (d) CONVERSION FOLLOWING THE DISTRIBUTION. Following the Distribution, shares of Class B Common Stock shall be convertible into shares of Class A Common Stock and shares of Class A Common Stock shall be convertible into shares of Class B Common Stock as follows:

                           (1) OPTIONAL CONVERSION. Following the Distribution,
                  (i) shares of Class A Common Stock will be convertible, at the option of the holder thereof on a one-for-one basis into shares of Class B Common Stock on the date on which any person or group of persons other than the Initial Holder or any of its subsidiaries (the "Offeror") makes an offer, which the Board deems to be a bona fide offer, to the


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                  holders of Class B Common Stock to purchase 20% or more of the issued and outstanding shares of such Class B Common Stock for cash or securities or other property without making a similar offer for shares of the Class A Common Stock, unless prior to the date of the Distribution (the "Distribution Date"), the Initial Holder delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such conversion right would adversely affect the Initial Holder's ability to obtain the Letter Ruling and (ii) shares of Class B Common Stock will be convertible, at the option of the holder thereof on a one-for-one basis into shares of Class A Common Stock on the date on which any person or group of persons other than the Initial Holder or any of its subsidiaries makes an offer, which the Board deems to be a bona fide offer, to purchase 20% or more of the issued and outstanding shares of such Class A Common Stock for cash or securities or other property without making a similar offer for shares of the Class B Common Stock, unless prior to the Distribution Date, the Initial Holder delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such conversion right would adversely affect the Initial Holder's ability to obtain the Letter Ruling. The Corporation will provide notice in writing to all holders of Common Stock of any offer referred to in the foregoing clauses (i) and (ii). Such notice shall be provided by mailing notice of such offer, first class postage prepaid, to each holder of the class of Common Stock then entitled to be converted, at such holder's address as it appears on the transfer books of the Corporation. The shares of Common Stock of one class may only be so converted to the other class during the period in which such bona fide offer is in effect. Any shares of Common Stock so converted and not acquired by the Offeror prior to the termination, rescission or completion of the offer will automatically reconvert to shares of the class from which it was converted upon such termination, rescission or completion.

                           (2) AUTOMATIC CONVERSION.

                               (i)    Shares of Class B Common Stock shall
                                      automatically convert into shares of Class
                                      A Common Stock on a one-for-one basis on the fifth anniversary of the Distribution Date, unless prior to the Distribution Date, the Initial Holder delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such automatic conversion would adversely affect the Initial Holder's ability to obtain the Letter Ruling. If such opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Distribution Date, unless the Initial Holder delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation prior to such fifth anniversary that such vote would adversely affect the tax-free status of the


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                                      Distribution. Approval of such conversion
                                      shall require the affirmative vote of the holders of a majority of the shares of both the Class A Common Stock and Class B Common Stock present in person or by proxy, voting together as a single class, with each share entitled to one vote for such purpose.

                               (ii) In addition, following the Distribution, if any person or persons acting together as a group acquires 20% or more of the outstanding shares of Class B Common Stock, all shares of Class B Common Stock held by such person or group shall automatically be converted into shares of Class A Common Stock on a one-for-one basis, unless prior to the Distribution Date, Parent delivers to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such automatic conversion would adversely affect the Initial Holder's ability to obtain the Letter Ruling.

                  (e)      CONVERSION PROCEDURES.

                           (1) RESERVATION OF SHARES. The Corporation shall at
                  all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock for the purpose of effecting any conversion of the Common Stock pursuant to Sections 2(c) and 2(d), such number of shares of Common Stock deliverable upon any such conversion.

                           (2) NOTICE. The Corporation shall provide notice of
                  any automatic conversion of shares of Common Stock to holders of record thereof not less than 30 nor more than 60 days prior to the date fixed for such conversion; PROVIDED, HOWEVER, that if the timing or nature of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any such shares of Common Stock. Each such notice shall state, as appropriate, the following:

                                     (i)    the automatic conversion date;

                                     (ii)   the number of outstanding shares of
                                            Common Stock that are to be
                                            converted automatically;


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                                     (iii)  the place or places where
                                            certificates for such shares are to
                                            be surrendered for conversion; and

                                     (iv)   that upon conversion, no dividends
                                            will be declared on the shares of
                                            Common Stock so converted following
                                            such conversion date.

                           (3) RIGHTS UPON CONVERSION. Immediately upon
                  conversion, the rights of the holders of shares of Class A Common Stock or Class B Common Stock, as the case may be, shall cease and such holders shall be treated for all purposes as having become the record owners of such shares of the class of Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class A Common Stock or Class B Common Stock, as the case may be, as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

                           (4) SURRENDER OF CERTIFICATES FOR CONVERSION. Any
                  conversion pursuant to Sections 2(c) and 2(d) hereof may be effected at the office of the Corporation or any transfer agent for the Common Stock and at such other place or places, if any, as the Board may designate. Upon conversion pursuant to Sections 2(c) and 2(d) hereof, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Common Stock surrendered for conversion or on account of any dividends on Common Stock issuable on such conversion. Before any holder of Common Stock shall be entitled to convert the same into any other class of stock pursuant to Sections 2(c) and 2(d) hereof, such holder shall surrender the certificate or certificates for such Common Stock at the office of said transfer agent (or other place as provided above). Such certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation).

                           In addition, if any holder elects to convert shares
                  of Common Stock pursuant to Section 2(c)(1) or 2(d)(1) hereof, the certificates surrendered by such holder shall also be accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified number of the shares of the Common Stock represented by such certificate(s) in accordance with such Section and stating the name(s) in which such holder desires the certificate(s) representing the stock to be issued. In the case of an election to convert pursuant to Section 2(d)(1), such written notice shall also state the name(s) of the Offeror making the offer entitling such holder to convert such Common Stock.



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                           (5) DELIVERY OF CONVERTED STOCK CERTIFICATES. As
                  promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class A Common Stock or Class B Common Stock, as the case may be, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such surrendered certificates, a certificate or certificates representing the number of fully paid and nonassessable shares of the class into which such shares were converted in accordance with the provisions of Sections 2(c) and 2(d) hereof.

                           (6) RECONVERSION LEGEND. Any certificate of Common
                  Stock issued in connection with a conversion pursuant to
                  Section 2(d)(1) hereof shall bear a legend substantially to the effect that any share of Common Stock so converted but not acquired by the Offeror prior to the termination, rescission or completion of the offer will automatically reconvert to a share of the class from which it was so converted upon such termination, rescission or completion.

                           (7) TAXES ON CONVERSION. The Corporation will pay any
                  and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of one class of Common Stock on the conversion of shares of the other class of Common Stock pursuant to Sections 2(d)(1) and 2(d)(2); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of one class of Common Stock in a name other than that of the registered holder of the other class of Common Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (f) VOTING. Holders of Class A Common Stock shall be entitled to one vote per share while holders of Class B Common Stock shall be entitled to five votes per share on all matters submitted to a vote of the stockholders, including the election of directors; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock that is submitted to a vote of the holders of the Common Stock pursuant to
         Section 2(d)(2)(i), every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as otherwise required by law or this
         Article IV, Section 2(f) or provided in any resolution adopted by the Board with respect to any series of Preferred Stock, the holders of Common Stock will possess all voting power and the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class. Except as otherwise provided by law, and subject to any voting rights granted holders of any Preferred Stock, amendments to the Certificate must be approved by a majority of the votes entitled to be cast by all outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single


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         class, PROVIDED, HOWEVER, amendments to the Certificate that would alter or change the powers, preferences or special rights of the Class A Common Stock or Class B Common Stock so as to affect them adversely must also be approved by a majority of the outstanding shares of the class that is adversely affected by such amendment, voting as a separate class.

                  (g) DIVIDENDS. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Board from time to time, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to such cash dividends as may be declared from time to time by the Board from funds available therefor which dividends are not required to be declared on both classes, PROVIDED that holders of shares of Class A Common Stock shall be entitled to receive an equal pro rata share of any amounts received by holders of shares of Class B Common Stock. In addition, in connection with any stock dividend that may be declared by the Board from time to time, holders of Class A Common Stock shall be entitled to receive such dividend only in shares of Class A Common Stock while holders of Class B Common Stock shall be entitled to receive such dividend either in shares of Class A Common Stock or in shares of Class B Common Stock as may be determined by the Board. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

                  (h) LIQUIDATION. Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by the Board, upon liquidation, dissolution or winding up of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to such holders.

                  (i) OTHER RIGHTS. In the event of any merger or consolidation of the Corporation with or into another company in connection with the which shares of Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

         SECTION 3. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designations pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:


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                  (a) the designation of the series, which may be by
         distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                  (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

                  (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;


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                  (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

                  (j) the voting rights, if any, of the holders of shares of the series.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. At the first annual meeting of stockholders and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which such director is elected and qualified or until the successor of such director shall have been elected and qualified or until his earlier resignation, removal from office or death. Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the DGCL, including but not limited to the following:

                  (a) to adopt, amend or repeal the Bylaws of the Corporation;

                  (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                  (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d) to designate one or more committees;

                  (e) to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money of property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;

                  (f) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in the DGCL, as amended form time to time; and


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                  (g) to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the DGCL or authorized by the Board of Directors, or by a resolution of the stockholders.

                                   ARTICLE VI
                       LIMITED LIABILITY; INDEMNIFICATION

         SECTION 1. LIMITED LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section 1 of this
Article VI shall eliminate or reduce the effect of Section 1 of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article VI would accrue or arise, prior to such amendment or repeal.

         SECTION 2. INDEMNIFICATION AND INSURANCE.

                  (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith.

                  (b) PAYMENT OF EXPENSES. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments shall be paid by the Corporation within 20 calendar days after the receipt by the


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         Corporation of a statement or statements from the claimant requesting such advance or advances from time to time. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  (e) SEVERABILITY. If any provision or provisions of this
         Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


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


         IN WITNESS WHEREOF, said Republic Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by and attested by its
      this     day of ____________,1998.



                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



                                           ATTEST:



                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



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